SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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                                Franklin Alternative Strategies Funds

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Franklin k2 LONG SHORT CREDIT Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin K2 Long Short Credit Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement, available online at: https://www.franklintempleton.com/K2MedalistInfo.

The Information Statement describes recent changes involving the investment management of the Fund.  The Fund seeks to achieve its investment goal by allocating its assets across multiple alternative fixed income and credit strategies.  The Fund is structured as a multi-manager fund (meaning the Fund’s assets are managed by multiple sub-advisors) and the Fund’s investment manager, K2/D&S Management Co., L.L.C. (“K2 Advisors”), has the ultimate responsibility, subject to oversight by the Trust’s Board of Trustees (the “Board”), to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement. K2 Advisors allocates the Fund’s assets among multiple sub-advisors who, as of the date of this notice and the Information Statement, are unaffiliated with K2 Advisors and who will implement one or more alternative fixed income and credit strategies.

Under an exemptive order from the U.S. Securities and Exchange Commission, K2 Advisors is permitted to appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Board.  On April 24, 2018, the Board, on behalf of the Fund, approved a new sub-advisory agreement between K2 Advisors and Medalist Partners, LP (“Medalist”), pursuant to which Medalist began managing an allocated portion of the Fund’s assets on May 1, 2018.

A more detailed description of Medalist and its investment operations, information about the new sub-advisory agreement with Medalist, and the reasons the Board appointed Medalist as a sub-advisor, is included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about July 23, 2018, to shareholders of record of the Fund as of June 29, 2018.  To reduce Fund expenses, we try to identify related shareholders in a household and send only one copy of the Notice of Internet Availability of Information Statement. This process, called “householding,” will continue indefinitely unless you instruct us otherwise. If you prefer not to have this document householded, please call us at (800) 632-2301.  The Information Statement will be available online until at least October 22, 2018.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Franklin K2 Long Short Credit Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

INFORMATION STATEMENT

This Information Statement describes recent changes involving the investment management of the Franklin K2 Long Short Credit Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  On April 24, 2018 (the “Meeting”), the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, approved a new sub-advisory agreement between K2/D&S Management Co., L.L.C. (“K2 Advisors”) and Medalist Partners, LP (“Medalist”) at an in-person meeting, pursuant to which Medalist began managing an allocated portion of the Fund’s assets on May 1, 2018.  The Fund seeks to achieve its investment goal by allocating its assets across multiple alternative fixed income and credit strategies.  K2 Advisors has the ultimate responsibility, subject to the oversight by the Board, to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement.  K2 Advisors allocates the Fund’s assets among multiple sub-advisors who, as of the date of this Information Statement, are unaffiliated with K2 Advisors and who will implement one or more alternative fixed income and credit strategies.  The Fund is structured as a multi-manager fund.  Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), K2 Advisors is permitted to appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about July 23, 2018 to all shareholders of record of the Fund as of June 29, 2018 (the “Record Date”).  The Information Statement will be available online at https://www.franklintempleton.com/K2MedalistInfo until at least October 22, 2018.  A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Why am I receiving this Information Statement?

This Information Statement is being furnished by the Board to inform shareholders of recent changes in the investment management of the Fund.  The Board, upon the recommendation of K2 Advisors, has approved a new sub-advisory agreement between K2 Advisors and Medalist (the “New Sub-Advisory Agreement”).  This Information Statement provides details regarding Medalist, the New Sub-Advisory Agreement and the reasons the Board appointed Medalist as a new sub-advisor.

What is the Manager of Managers Structure?

The Fund is structured as a multi-manager fund and K2 Advisors has the ultimate responsibility, subject to oversight by the Board, to oversee sub-advisors and recommend their hiring, termination and replacement. K2 Advisors also, subject to the review and approval of the Board: sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisors to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions. Subject to review by the Board, K2 Advisors allocates and, when appropriate, reallocates the Fund’s assets among sub-advisors and monitors and evaluates the sub-advisors’ performance.  Each of the sub-advisors is responsible for selecting investments for that portion of the Fund’s portfolio allocated to it.  As part of the Fund’s multi-manager structure, the Trust has received the Manager of Managers Order.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order.  One condition is that the Fund, by providing this Information Statement, inform shareholders of the hiring of any new wholly-owned or unaffiliated sub-advisor within ninety (90) days after the hiring.

APPOINTMENT OF Medalist AS SUB-ADVISOR TO THE FUND

Why was Medalist appointed as a New Sub-Advisor?

K2 Advisors recommended that the Board approve the appointment of Medalist as a sub-advisor to the Fund to manage a portion of the Fund’s assets using a structured credit strategy following a transaction whereby the structured credit team of Candlewood Investment Group, LP (“Candlewood”), which had served as sub-advisor of the Fund since the Fund’s inception through May 1, 2018, would formally separate from Candlewood and form Medalist.

Has the addition of Medalist increased the Fund’s fees and expenses?

No.  The addition of Medalist as a sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by K2 Advisors to the Fund’s sub-advisors are deducted from the fees paid by the Fund to K2 Advisors.  The addition of Medalist as a sub-advisor to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

Information about Medalist

            Medalist is an SEC-registered investment advisor located at 777 Third Avenue, Suite 19B, New York, New York 10017.  Medalist is organized as a limited partnership, with Medalist Partners General LLC (“Medalist Partners”) as Medalist’s general partner. Gregory Richter owns a majority interest in both Medalist and Medalist Partners and Brian Herr owns a minority interest of over 25% in both Medalist and Medalist Partners.  Gregory Richter and Brian Herr are also each managing members of Medalist Partners General LLC. Medalist began independent operations on May 1, 2018. Previously, Medalist’s business and investment team had been operating within Candlewood, which served as a sub-advisor to the Fund from the Fund’s inception until May 1, 2018. Medalist has approximately $1.13 billion in regulatory assets under management as of May 1, 2018.

            The names and principal occupations of the principal executive officers and general partners of Medalist, as of the Record Date, are set forth below. The business address of each person is 777 Third Avenue, Suite 19B, New York, New York 10017.

Name	Title
Gregory Richter	Chief Executive Officer, Co-Head of Structured Credit and Asset Finance, Partner, Portfolio Manager
Brian Herr	Chief Information Officer, Co-Head of Structured Credit and Asset Finance, Partner, Portfolio Manager
Michael Ardisson	Chief Operating Officer, Head of Business Development, Partner
Gurdev Dillion	Chief Financial Officer, Chief Compliance Officer

material terms of the New sub-advisory agreement

Below is a summary of the material terms of the New Sub-Advisory Agreement.  The material terms of the New Sub-Advisory Agreement (other than the date) are identical to the sub-advisory agreement that was previously in place with Candlewood, and the terms are substantially similar to the terms of other sub-advisory agreements K2 Advisors has with the other unaffiliated sub-advisors for the Fund.

Services.  Subject to the overall policies, direction and review of the Board and to the instructions and supervision of K2 Advisors, Medalist provides certain investment advisory services for a portion of the Fund’s assets allocated to Medalist by K2 Advisors from time to time (the “Sub-Advised Portion”), including the formulation and implementation of a continuous investment program for the Sub-Advised Portion and determining in its discretion the securities, cash and other financial instruments to be purchased, retained, sold, or exchanged for the Sub-Advised Portion.

            Management Fees.  K2 Advisors compensates Medalist for providing investment advice and analysis and for managing the Sub-Advised Portion.  K2 Advisors pays Medalist for its services from the investment management fees it receives from the Fund.

Payment of Expenses. During the term of the New Sub-Advisory Agreement, Medalist will bear its own expenses incurred in connection with Medalist’s activities under the New Sub-Advisory Agreement other than the costs of securities (including brokerage and floor commissions, clearing and settlement charges, custodial fees and expenses, interest on margin accounts and other indebtedness, if any) purchased for the Sub-Advised Portion. The Fund and K2 Advisors will be responsible for all of their respective expenses in connection with the operation of the Fund and the cost of securities. Certain expenses incurred by Medalist that relate to the use of outside experts for post-investment decisions (including closing costs, legal or administrative costs incurred in connection with the acquisition or disposition of a particular security or financial instrument, due diligence expenses and expenses in connection with actions taken to manage, protect or enhance specific investment positions) will be reimbursed to Medalist by the Fund.

Brokerage.  In selecting broker dealers and the placement of orders for the purchase and sale of investments for the Sub-Advised Portion, Medalist shall seek to obtain best execution.  Subject to appropriate policies and procedures, Medalist may, to the extent authorized by law and in accordance with the terms of the Fund’s prospectus and statement of additional information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if Medalist determines in good faith that the amount of the commission charged was reasonable in relation to the value of brokerage and/or research services provided by such broker.

Continuance.  The New Sub-Advisory Agreement will remain in effect for two years after its effective date of May 1, 2018, unless earlier terminated.  As provided therein, the New Sub-Advisory Agreement is thereafter renewable annually (i) by a vote of the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940 (the “1940 Act”), provided that in either event the continuance is also approved by a vote of the majority of the Board who are not parties to the New Sub-Advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to the New Sub-Advisory Agreement or the Fund (“Independent Trustees”), by a vote cast in person at a meeting called for the purpose of voting on such approval.

            Termination.  The New Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) upon sixty (60) days’ written notice to K2 Advisors and Medalist, (ii) by K2 Advisors or Medalist upon at least sixty (60) days’ written notice to the other party, or (iii) by K2 Advisors or the Fund upon a material breach by Medalist of any of Medalist’s obligations or representations under the New Sub-Advisory Agreement if such breach is not corrected by Medalist within seven (7) business days after notice thereof by K2 Advisors or the Fund.  The New Sub-Advisory Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and upon any termination of the investment management agreement between K2 Advisors and the Fund.

Standard of Care.  Under the New Sub-Advisory Agreement, neither Medalist nor any of its directors, officers, partners or employees shall not subject to liability to K2 Advisors, the Fund, or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services under the New Sub-Advisory Agreement, for any losses that may be sustained in the purchase, holding or sale of any security by the Fund, or as a result of any activities of any other sub-advisor appointed by K2 Advisors to provide investment management services to the Fund. Medalist and any director, officer or employee of Medalist is not protected from liability, and Medalist is required to indemnify and hold harmless the Fund, K2 Advisors and each of its affiliates, officers, directors, trustees, and employees (each, a “Franklin Indemnified Party”) for any losses, damages, costs and expenses incurred by a Franklin Indemnified Party, with respect to (i) Medalist’s material breach, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the New Sub-Advisory Agreement, or (ii) any untrue statement of a material fact (or an omission of such statement) contained in certain materials pertaining to the Sub-Advised Portion or Medalist to the extent that such statement was made in reliance on information furnished to the Fund and K2 Advisors by Medalist or any director, officer, partner, agent or employee of Medalist for use therein, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party in connection with such liability. The New Sub-Advisory Agreement contains similar provisions pursuant to which K2 Advisors and the Fund are subject to liability and required to indemnify Medalist.

What factors did the Board consider when approving the New Sub-Advisory Agreement?

At the Meeting, K2 Advisors recommended that the Board approve the New Sub-Advisory Agreement with Medalist, and the Board, including a majority of the Independent Trustees, approved the New Sub-Advisory Agreement.  In approving the New Sub-Advisory Agreement, the Board, including the Independent Trustees, determined that fees to be paid under the New Sub-Advisory Agreement were fair and reasonable and that approval of the New Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. At an Independent Trustees’ meeting held on April 23, 2018, the Independent Trustees met with representatives of Medalist.   In making the foregoing approvals, the Independent Trustees received assistance and advice from their independent counsel and, in addition to the materials provided at prior meetings, considered various information related to the New Sub-Advisory Agreement including: (1) the information arising out of their discussions with representatives of Medalist at the April 23, 2018 meeting; (2) a description of the terms of the proposed form of New Sub-Advisory Agreement; (3) information describing the nature, quality and extent of services that Medalist would provide to the Fund, and the proposed sub-advisory fees payable to Medalist; (4) an oral report from K2 Advisors, the Fund’s investment manager, on the diligence conducted on Medalist and the reasons K2 Advisors was recommending Medalist as a sub-advisor for the Fund, including, but not limited to, Medalist’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (5) representations from the Trust’s management regarding Medalist’s compliance program and capabilities, including Medalist’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by management with respect thereto.  The Board considered that Candlewood was in the process of executing the Transaction, whereby the Candlewood structured credit team would formally separate from Candlewood and form Medalist, an independent investment adviser. The Board considered the services that had been provided by Candlewood since the Fund’s inception and the fact that the investment team and compliance program would each remain intact at Medalist following the Transaction.  The Board noted that the material terms of the New Sub-Advisory Agreement are identical to the subadvisory agreement that was previously in place with Candlewood, and the terms of the New Sub-Advisory Agreement were substantially similar to the terms of the sub-advisory agreements with the Fund’s existing sub-advisors.

The Board’s consideration of whether to approve the New Sub-Advisory Agreement on behalf of the Fund took into account several factors including, but not limited to, the following:  (1) the nature and quality of the services to be provided by Medalist to the Fund under the New Sub-Advisory Agreement, as well as the nature and quality of the services previously provided by Medalist’s portfolio management team to the Fund while employed at Candlewood; (2) the experience of Medalist’s portfolio management team managing the Fund at Candlewood and as a manager of other accounts; (3) strength and reputation of Medalist’s portfolio management team within the industry; (4) the fairness of the compensation under the New Sub-Advisory Agreement; (5) the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of Medalist, including the management team’s expertise in the management of other alternative strategy funds; (6) profitability matters; (7) oral reports from K2 Advisors on the diligence conducted on Medalist and the reasons for recommending Medalist as a sub-advisor for the Fund, including, but not limited to, Medalist’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (8) representations from the Trust’s management regarding Medalist’s compliance program and capabilities, including Medalist’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken with respect thereto.  Particular attention was given to the due diligence and risk management procedures of K2 Advisors with respect to selecting and overseeing sub-advisors of the Fund, as well as Medalist’s risk management program and to derivatives and other complex instruments that are expected to be held by the Fund and how such instruments are expected to be used to pursue the Fund’s investment goals.

The following discussion relates to certain primary factors relevant to the Board’s decision to approve the New Sub-Advisory Agreement. This discussion of the information and factors considered by the Board (including the information and factors discussed above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board.  In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

NATURE, EXTENT AND QUALITY OF SERVICES. The Trustees reviewed the nature, extent and quality of the services to be provided by Medalist, as well as the nature and quality of the services previously provided by Medalist’s portfolio management team to the Fund while employed at Candlewood. In this regard, they reviewed the Fund’s investment goal and Medalist’s proposed investment strategy, and Medalist’s ability to implement such investment goal and/or investment strategy, including, but not limited to, Medalist’s trading practices and investment decision processes.

With respect to the sub-advisory services to be provided by Medalist, the Board noted the responsibilities that Medalist would have with respect to the Sub-Advised Portion of the Fund, including, among others, implementing the investment strategies with respect to the Sub-Advised Portion and ensuring compliance with the investment strategies, policies, and limitations of the Sub-Advised Portion. The Trustees considered the performance of Medalist’s structured credit team in managing the Sub-Advised Portion of the Fund when the team was at Candlewood.

The Trustees reviewed the portfolio management team at Medalist that would be responsible for managing the Sub-Advised Portion, including the team’s performance, staffing, skills and compensation program. The Trustees considered that Medalist does not anticipate any changes to the investment team responsible for managing the portion of the Fund currently allocated to Candlewood as a result of the Transaction.  The Board also considered information from the Trust’s management regarding Medalist’s compliance program as such policies relate to the operations of the Fund. The Board considered the selection and due diligence process employed by K2 Advisors with respect to Medalist, including the due diligence undertaken with respect to Medalist’s compliance capabilities, efforts to integrate Medalist’s operations, policies, procedures and compliance functions with those of K2 Advisors,  and Medalist’s plans to transition such operations, policies, procedures and compliance functions from Candlewood. The Board also considered that in connection with the initial approval of Candlewood, the Board approved Candlewood’s compliance policies and procedures (including, among other items, its code of ethics), and the Board had received updates on Candlewood’s compliance program from management during the course of Candlewood’s service as a sub-adviser to the Fund. The Board also considered assurances from Medalist that its compliance policies and procedures were not materially different than those of Candlewood.

Based on their review, the Trustees were satisfied with the nature and quality of the overall services to be provided by Medalist to the Fund and its shareholders and were confident in the abilities of Medalist to implement its proposed investment strategy, and to provide quality services to the Fund and its shareholders.

INVESTMENT PERFORMANCE.  The Board noted that, as Medalist has not provided any services to the Fund, there was no investment performance of Medalist with respect to the Fund.  The Board considered the investment performance of Medalist’s structured credit team, including Candlewood’s performance as a sub-adviser to the Fund. The Board also considered the proposed performance benchmarks for the Fund and how such benchmarks would be utilized to measure the performance of Medalist in managing the Sub-Advised Portion.

COMPARATIVE EXPENSES AND PROFITABILITY.  The Board considered the cost of the services to be provided by Medalist.  The Board also noted that it could not evaluate Medalist’s profitability with respect to the Fund since no assets had yet been allocated to Medalist.

The Board noted that the sub-advisory fees would be paid by K2 Advisors to Medalist, were the same as the sub-advisory fees paid by K2 Advisors to Candlewood, and would not be additional fees to be borne by the Fund.  The Board also noted that the sub-advisory fees to be paid by K2 Advisors to Medalist were the product of arms-length negotiations between K2 Advisors and Medalist and the Board considered the allocation of the investment management fee charged to the Fund between K2 Advisors and Medalist in light of the nature, extent and quality of the investment management services expected to be provided by K2 Advisors and Medalist.  The Board considered the extent to which Medalist may derive ancillary benefits from the Fund’s operations.

With respect to the impact on K2 Advisors’ and its affiliates’ profitability as a result of hiring Medalist as a sub-advisor to the Fund, the Board considered the following: (1) the limited operating history of the Fund, (2) the fee waiver and expense limitation arrangements in effect, and the amount of Fund expenses that were absorbed since the inception of the Fund by K2 Advisors through such arrangements,  (3) the sub-advisory fees to be paid to Medalist are at the same rate as fees previously paid under the subadvisory agreement with Candlewood, and are the same as the fees charged by all of the Fund’s existing sub-advisors, and (4) K2 Advisors’ belief that the hiring of Medalist as a sub-advisor will not have any demonstrable impact on K2 Advisors’ profitability.

Based upon its consideration of all these factors, the Board determined that the sub-advisory fee structure was fair and reasonable.

ECONOMIES OF SCALE. The Board considered economies of scale that may be realized by Medalist as the Fund grows larger and the extent to which such economies of scale may be shared with Fund shareholders, as for example, in the level of the sub-advisory fees charged, in the quality and efficiency of services rendered and in increased capital commitments benefiting the Fund directly or indirectly. Because Medalist had not commenced operations and the Fund had only recently commenced operations, and among other considerations, the Board concluded that economies of scale were difficult to consider at this time.

CONCLUSION.  After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees—including a majority of the Independent Trustees—with the assistance of independent counsel approved the New Sub-Advisory Agreement, including the fees payable thereunder, with Medalist for the Fund.

ADDITIONAL INFORMATION ABOUT THE TRUST

            The Investment Manager and Unaffiliated Sub-Advisors

K2 Advisors currently serves as the Fund’s investment manager pursuant to an investment management agreement dated August 1, 2015, as amended and restated October 1, 2017, between the Trust, on behalf of the Fund, and K2 Advisors (the “Management Agreement”).  The Management Agreement was initially approved by the Board, including the Independent Trustees, on July 14, 2015, and was most recently renewed by the Board, including the Independent Trustees, on May 17, 2018.  K2 Advisors’ principal offices are located at 300 Atlantic Street, 12th Floor, Stamford, Connecticut 06901. Together, K2 Advisors and its affiliates manage, as of June 30, 2018, over $724 billion in assets. K2 Advisors has been in the investment management business since 1994.  K2 Advisors is a majority owned subsidiary of Franklin Resources, Inc. (“FRI”).  FRI is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403-1906. The principal stockholders of FRI are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 20.0% and 19.8%, respectively, of its outstanding shares as of June 30, 2018. The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by three private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership.  The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

The Trustees who are interested persons of K2 Advisors or its affiliates and certain officers of the Trust who are shareholders of FRI are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by K2 Advisors and its affiliates from the Fund.

The Trust employs K2 Advisors to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the Management Agreement,  K2 Advisors has the authority to supervise and direct the Fund’s investments and has the discretion to determine from time to time what securities and other investments will be purchased or sold by the Fund and what portion of its assets will be invested or held uninvested as cash. K2 Advisors also may place orders with or through such brokers, dealers or futures commissions merchants as it may select. In addition, K2 Advisors has the authority and discretion to discharge and delegate its investment management responsibilities through the appointment of one or more sub-advisors. In allocating the Fund’s assets, K2 Advisors has discretion to not allocate any assets to one or more sub-advisors at any time.

Effective October 1, 2017, the Fund pays K2 Advisors a fee equal to an annual rate of 1.90% of the value of its net assets for managing the Fund’s assets, including investment advisory services and Fund administration services. Prior to October 1, 2017, the Fund paid K2 Advisors a fee equal to an annual rate of 2.05% of the value of its net assets. The fee is calculated daily and paid monthly according to the terms of the Management Agreement. Each class of the Fund’s shares pays its proportionate share of the fee.  K2 Advisors has agreed to waive or limit its fees and to assume as its own certain expenses otherwise payable by the Fund so that expenses (excluding Rule 12b-1 fees; acquired fund fees and expenses; expenses related to securities sold short; and certain non-routine expenses or costs (including those relating to litigation, indemnification, reorganizations and liquidations)) for Class A, Class C, Class R, and Advisor Class of the Fund do not exceed (and could be less than) 1.95%, and for Class R6 of the Fund do not exceed (and could be less than) 1.94%, until September 30, 2019.  Under this fee and expense waiver, fees and expenses of the Fund (including management and custody fees) will be waived equally among all classes and, to the extent necessary, transfer agency fees will be waived equally among all classes, except with respect to Class R6, for which its class-specific transfer agency fees may be waived in a different amount. The investment management fees, as a percentage of the Fund’s net assets, before and after such waiver for the fiscal year ended May 31, 2017 were 2.05% and 1.33%, respectively.  For the fiscal year ended May 31, 2017, the aggregate amount of investment management fees paid by the Fund to K2 Advisors was $972,111 (after fee waivers).  Investment management fees before waivers totaled $1,502,139.

The Fund’s current sub-advisors and their associated strategies are listed below:

Name of Sub-Advisor	Strategy
Apollo Credit Management, LLC	Credit Long Short
Chatham Asset Management, LLC	Credit Long Short
Ellington Global Asset Management, L.L.C.	Structured Credit
Emso Asset Management Limited	Emerging Markets Fixed Income

            K2 Advisors compensates each sub-advisor for providing investment advice and analysis and for managing its respective portion of the assets allocated to it from time to time.  K2 Advisors pays each of the sub-advisors for their services from the investment management fees it receives from the Fund.

            The Administrator

The administrator for the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906.  FT Services is an indirect, wholly-owned subsidiary of FRI and an affiliate of K2 Advisors.  The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, New York 10286, has an agreement with FT Services to provide certain sub-administrative services and facilities for the Fund.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Templeton Distributors, Inc. (“Distributors”), One Franklin Parkway, San Mateo, California 94403-1906.  As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to securities dealers, advertising expenses and the costs of printing sales material and prospectuses.

The Transfer Agent

The transfer agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC, located at 3344 Quality Drive, Rancho Cordova, California 95670-7313.

Other Matters

The Fund’s audited financial statements and annual report for its last completed fiscal year, and any subsequent semi-annual report to shareholders, are available free of charge.  To obtain a copy, please call (800) DIAL BEN/ (800) 342-5236 or send a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

Principal Shareholders

The outstanding shares and classes of the Fund as of June 29, 2018, are set forth in Exhibit A.

From time to time, the number of shares held in “street name” accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding of any class of the Fund.  To the knowledge of the Fund’s management, as of June 29, 2018, there were no other entities, except as set forth in Exhibit A, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Trust’s management, as of June 29, 2018, no Trustee of the Trust owned 1% or more of the outstanding shares of any class of the Fund.  The Trustees and officers, as a group, of the Trust owned less than 1% of the outstanding shares of each class of shares of the Fund.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention:  Secretary.  The correspondence will be given to the Board for review and consideration.

EXHIBIT A

OUTSTANDING SHARES OF THE Franklin K2 Long Short Credit Fund

AS OF June 29, 2018

Franklin K2 Long Short Credit Fund	Outstanding Shares
Class A Shares	4,295,405.351
Class C Shares	257,538.267
Class R Shares	15,549.239
Class R6 Shares	1,194.534
Advisor Class Shares	4,566,053.781
Total	9,135,741.172

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any Class of Franklin K2 Long Short Credit Fund as of June 29, 2018

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Class	Name and Address of Account	Share Amount	Percentage of Class (%)
Class A	Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	2,748,000.00	63.98
	Sadoff Family Partnership, LLP 26 West Mundhank Road South Barrington, IL 60010-9557	364,097.90	8.48
	Raymond James* Attn: Courtney Waller 880 Carillon Parkway St. Petersburg, FL 33716-1102	217,933.84	5.07
Class C	UBS WM USA* 1000 Harbor Boulevard Weehawken, NJ 07086-6761	72,731.37	28.24
	National Financial Services LLC* Attn: Mutual Fund Dept. 499 Washington Boulevard Jersey City, NJ 07310-1955	24,325.56	9.45
	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0001	18,448.36	7.16
Class R	FTIOS Cust for the Rollover IRA* 3344 Quality Drive Rancho Cordova, CA 95670-7313	4,742.347	30.50
	FTIOS Cust for the Rollover IRA* 3344 Quality Drive Rancho Cordova, CA 95670-7313	3,595.689	23.12
	FTIOS Cust for the Rollover IRA* 3344 Quality Drive Rancho Cordova, CA 95670-7313	3,042.996	19.57
	FTIOS Cust for the IRA* 3344 Quality Drive Rancho Cordova, CA 95670-7313	2,973.673	19.12
	Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	1,194.534	7.68
Class R6	Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	1,194.534	100.00
Advisor Class	Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	2,248,805.466	49.25
	Charles Schwab & Co, Inc.* Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	882,569.717	19.33
	SEI Private Trust Company C/O Pinnacle Trust 1 Freedom Valley Drive Oaks, PA 19456	311,324.325	6.82
	UBS WM USA* 1000 Harbor Boulevard Weehawken, NJ 07086-6761	287,673.337	6.30

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*For the benefit of its customer(s)”